Exhibit 99.1

eMagin Comments on Preliminary Second Quarter 2020 Revenues

HOPEWELL JUNCTION, N.Y. – July 21, 2020 – eMagin Corporation, or the Company (NYSE American: EMAN), a leader in the development, design and manufacture of Active Matrix OLED microdisplays used in military and commercial AR/VR devices, and other near-eye imaging products, announced today preliminary revenues for the second quarter of 2020 and backlog at June 30, 2020.

The Company currently estimates revenues in the second quarter of 2020 will be between $7.4 million to $7.7 million, which would represent a 38% to 44% increase from revenues of $5.4 million for the second quarter of 2019 and a 10% to 15% increase from revenues of $6.7 million for the first quarter of 2020. The estimated improvement in preliminary revenues reflects both the expected strength in military demand as well as increased revenue contributions from commercial programs. At June 30 2020, the backlog of open orders was $14.8 million, including $13.6 million of orders that were shippable within twelve months. As of June 30, 2020, the Company had cash of $5.3 million and a revolving credit loan balance of $0.4 million. The June 30, 2020 cash balance includes $1.96 million in proceeds from a loan under the Paycheck Protection Program, which the Company expects to be forgivable. This compares to cash of $3.1 million and a revolving credit loan balance of $2.2 million as of March 31, 2020.

“As we expected, our sales increased during the second quarter of 2020, reflecting strong first quarter military business bookings and increased revenue contributions from our commercial contracts,” said Andrew Sculley, President and Chief Executive Officer. “Our military business remained strong during the quarter, reflecting the contribution of large programs which drove the increase in our backlog and which we expect will continue throughout 2020. We look forward to sharing additional details of our second quarter results on our quarterly conference call in August.”

About eMagin Corporation

The Leader in OLED microdisplay technology for the next generation of computing and imaging devices, serving world-class customers in the military and consumer, medical and industrial markets. We invent, engineer and manufacture display technologies of the future in the USA, including our Direct Patterning Technology (dPd) that will transform the way the world consumes information. Since 2001, our microdisplays have been, and continue to be, used in AR/VR, aircraft helmets, heads-up display systems, thermal scopes, night vision goggles, future weapon systems and a variety of other applications. www.emagin.com

Forward-Looking Statements and Statement on Preliminary Results

The foregoing information reflects our estimate with respect to total revenues based on currently available information which is preliminary and unaudited, is not a comprehensive statement of our financial results and is subject to completion of our financial closing procedures. Our final results that will be issued upon completion of our closing procedures may vary from these preliminary estimates.

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding eMagin Corporation’s expectations, intentions, strategies and beliefs pertaining to future events or future financial performance Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s most recent filings with the SEC. For a more complete description of the risks factors that could

Exhibit 99.1

cause our actual results to differ from our current expectations, including impacts of the COVID-19 pandemic, please see the section entitled “Risk Factors” in eMagin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 , and in other documents we file with the SEC from time to time.

CONTACT

eMagin Corporation

Mark A. Koch, Acting Chief Financial Officer

845-838-7951

mkoch@emagin.com

Betsy Brod

Affinity Growth Advisors

212-661-2231
betsy.brod@affinitygrowth.com